TEXAS UTILITIES COMPANY

                                         and

                                THE BANK OF NEW YORK,

                                     Rights Agent



                                   Rights Agreement

                            Dated as of February 19, 1999

                                   RIGHTS AGREEMENT

               RIGHTS AGREEMENT, dated as of February 19, 1999, between TEXAS UTILITIES COMPANY, a Texas corporation (the "Company"), and THE BANK OF NEW YORK (the "Rights Agent").

               WHEREAS, the Board of Directors of the Company has authorized and declared a dividend distribution of one right (a "Right") for each share of Common Stock (as hereinafter defined) of the Company outstanding at the close of business on March 1, 1999 (the "Record Date"), each Right representing the right to purchase one one-hundredth of a share of Preference Stock (as such term is hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(i) hereof) with respect to each share of Common Stock that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).

               NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

               Section  1.  Certain Definitions.  For purposes of this
                            -------------------
          Agreement, the following terms have the meanings indicated:

               (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Voting Shares (as such term is hereinafter defined) then outstanding but shall not include (i) the Company, any Subsidiary (as such term is hereinafter defined) of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person who would otherwise be an Acquiring Person solely because of such Person's holding shares of Common Stock for or pursuant to the terms of any such plan or any trustee, administrator or fiduciary of any such plan; (ii) any Person who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 15% or more of the Voting Shares solely as a result of a change in the aggregate number of Voting Shares outstanding since the last date on which such Person acquired Beneficial Ownership of any of the Voting Shares constituting all or a portion of such 15% or more of the Voting Shares, provided, however, that if a Person would, but for the provisions of this clause (ii), become an Acquiring Person by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Voting Shares at any time that the Person is or thereby becomes the Beneficial Owner of 15% or more of the Voting Shares then outstanding (not as a result of any action or transaction contemplated in this clause (ii) or in clause (iii) below), then such Person shall be deemed to be an "Acquiring Person"; (iii) any Person who or which shall become an "Acquiring Person" solely as a result of an action or transaction or series of related actions or transactions approved by the Board of Directors of the Company before such Person would otherwise have become an "Acquiring Person"; provided, however, that if any Person which, but for the foregoing provisions of this clause (iii), would have become an "Acquiring Person" shall thereafter acquire additional Voting Shares (not as a result of any action or transaction contemplated in clause (ii) or in this clause (iii)), then such person shall be deemed to be an "Acquiring Person"; and (iv) any Person who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 15% or more of the Voting Shares in the good faith belief that such acquisition would not (x) cause such Person and its Affiliates and Associates to become the Beneficial Owner of 15% or more of the Voting Shares and such Person relied in good faith in computing the percentage of its voting power on publicly filed reports or documents of the Company which are inaccurate or out-of-date or (y) otherwise cause a Distribution Date or the adjustment provided for in Section 11(a) to occur. Notwithstanding clause (iv) of the immediately preceding sentence, if any Person is excluded from the definition of "Acquiring Person" solely due to such clause (iv) and such person does not cease to be the Beneficial Owner of 15% or more of the Voting Shares by the close of business on the fifth Business Day after notice from the Company (the date of notice being the first day) that such Person is the Beneficial Owner of 15% or more of the Voting Shares, such Person shall, at the end of such five Business Day period, become an Acquiring Person (and such clause
          (iv) shall no longer apply to exclude such Person from the definition of "Acquiring Person" hereunder). For purposes of this definition of "Acquiring Person", the determination of whether any Person acted in "good faith" shall be conclusively determined by the Board of Directors of the Company.

               (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

               (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

               (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

               (ii) which such Person or any of such Person's Affiliates or
                    Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise;

                    provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy given to such Person in response to a public proxy solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

             (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the provision to Section 1(c)(ii)(B)) or disposing of any securities of the Company.

               (d) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

               (e) "close of business" on any given date shall mean 5:00 P.M., New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M. New York time, on the next succeeding Business Day.

               (f) "Common Stock" when used with reference to the Company shall mean the common stock, without par value, of the Company. "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person other than an individual, the Person or Persons other than an individual which ultimately control such first-mentioned Person.

               (g) "Company" shall have the meaning set forth in the preamble hereto.

               (h) "Current Per Share Market Price" shall have the meaning set forth in Section 11(d)(i) hereof.

               (i)  "Depositary Agent" shall have the meaning set forth in
          Section 14(b) hereof.

               (j)  "Distribution Date" shall have the meaning set forth in
          Section 3(a) hereof.

               (k) "Exercise Price" shall mean the aggregate amount payable by a Rights holder at any given time to exercise in full one Right in accordance with the terms of this Agreement.

               (l) "Final Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

               (m) "Person" shall mean any individual, firm, corporation, partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

               (n) "Preference Stock" shall mean the Company's Series A Preference Stock, $25 par value, having the rights and preferences set forth in the Form of the Company's Statement of Resolution Establishing the Series A Preference Stock attached to this Agreement as Exhibit A.

               (o)  "Purchase Price" shall have the meaning set forth in
          Section 7(b) hereof.

               (p) "Record Date" shall have the meaning set forth in the recital hereto.

               (q)  "Redemption Date" shall have the meaning set forth in
          Section 7(a) hereof.

               (r)  "Redemption Price" shall have the meaning set forth in
          Section 23(b) hereof.

               (s) "Right" shall have the meaning set forth in the recital hereto.

               (t)  "Right Certificate" shall have the meaning set forth in
          Section 3(a) hereof, and shall be substantially in the form attached to this Agreement as Exhibit B.

               (u) "Rights Agent" shall have the meaning set forth in the preamble hereto.

               (v) "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

               (w) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

               (x)  "Voting Shares" shall mean (i) the Common Stock and
          (ii) any other shares of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote together with the Common Stock in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up.

               Section 2.     Appointment of Rights Agent.  The Company
                              ---------------------------
          hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of shares of the Common Stock of the Company) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time act as Co-Rights Agent or appoint such Co-Rights Agents as it may deem necessary or desirable. Any actions which may be taken by and any deliveries which are to be made to the Rights Agent pursuant to the terms of this Agreement may be taken by and may be delivered to any such Co-Rights Agents. To the extent that any Co-Rights Agent takes any action pursuant to this Agreement, such Co-Rights Agent shall be entitled to all of the rights and protections of, and subject to all of the applicable duties and obligations imposed upon, the Rights Agent pursuant to the terms of this Agreement.

               Section 3.     Issue of Right Certificates.  (a) Until the
                              ---------------------------
          earlier of (i) the close of business on the tenth Business Day after the Shares Acquisition Date (or, if the Shares Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth Business Day after the Record Date) or (ii) the close of business on the tenth Business Day after the date of the commencement of a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person (or such later date as the Board of Directors may determine by resolution adopted prior to the Shares Acquisition Date) (such date being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced by the certificates for shares of Common Stock of the Company and not by separate Right Certificates, and (y) the Rights will be transferable only in connection with, and will automatically be transferred by, a transfer of the associated shares of Common Stock of the Company. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of shares of Common Stock of the Company as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate in the form described in Section 4 hereof (a "Right Certificate"), evidencing one Right for each share of Common Stock so held. On and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

               (b) On or prior to the Record Date or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights, substantially in the form of Exhibit C hereto, by first-class mail, to each record holder of shares of Common Stock of the Company as of the close of business on the Record Date or, if such mailing is made prior to the Record Date, to each holder of record as of the date of such mailing, at the address of such holder shown on the records of the Company.

               (c) Certificates for shares of Common Stock of the Company authenticated after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final

          Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

                    "This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Texas Utilities Company and The Bank of New York dated as of February 19, 1999 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Texas Utilities Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Texas Utilities Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) and any Transferee shall become null and void."

          In the event that the Company shall purchase or acquire any shares of Common Stock of the Company after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date any Rights associated with such shares of Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with shares of Common Stock which are no longer outstanding.

               Section 4.     Form of Right Certificates.  The Right
                              --------------------------
          Certificates (and the forms of election to purchase shares of Preference Stock and of assignment to be printed on the reverse thereof) may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of this Agreement, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a share of Preference Stock as shall be set forth therein on the terms and conditions set forth herein.

               Section 5.     Countersignature and Registration.  The Right
                              ---------------------------------
          Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive, its Vice Chairman, its President, or any of its Vice Presidents, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, of the Company, either manually or by facsimile signature. The Right Certificates shall be manually or by facsimile signature countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificate nevertheless may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

               Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its shareholder services office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

               Section  6.    Transfer, Split Up, Combination and Exchange
                              --------------------------------------------
          of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right
          ----------------------------------------------------------------
          Certificates.
          ------------

          Subject to the provisions of Sections 7(e) and 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a share of Preference Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the shareholder services office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any such action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliate or Associate thereof as the Company shall reasonably request. Thereupon, the Rights Agent shall, subject to Sections 7(e) and 14, countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

               Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

               Section 7.     Exercise of Rights; Purchase Price;
                              -----------------------------------
          Expiration Date of Rights. (a) Subject to Section 7(e) hereof, at
          -------------------------
          any time after the Distribution Date, and at or prior to the earlier of (i) the close of business on February 28, 2009 (the "Final Expiration Date"), or (ii) the time at which the Rights are redeemed or exchanged as provided in Section 23 hereof (the "Redemption Date"), the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including without limitation any restriction on exercisability set forth in or resulting from
          Section 9, Section 11(a)(iii), Section 14 and Section 20(j) hereof) in whole or in part upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-hundredths of a share of Preference Stock as to which the Rights are exercised.

               (b) The purchase price for each one one-hundredths of a share of Preference Stock pursuant to the exercise of a Right (the "Purchase Price") shall initially be $150, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in accordance with paragraph (c) below.

               (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the Purchase Price for the shares of Preference Stock (including fractions thereof) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof, the Rights Agent shall, subject to Sections 7(e), 7(f) and 20(j) hereof, thereupon promptly (i) (A) requisition from any transfer agent for the shares of Preference Stock certificates for the number of shares of Preference Stock to be purchased and the Company hereby irrevocably authorizes such transfer agent to comply with all such requests, or (B) requisition from the Depositary Agent depositary receipts representing such number of one one-hundredths of a share of Preference Stock as are to be purchased (in which case certificates for the shares of Preference Stock represented by such receipts shall be deposited by the transfer agent with the Depositary Agent) and the Company hereby directs the Depositary Agent to comply with such request,
          (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate. The payment of the Purchase Price shall be made in cash or by certified bank check or bank draft payable to the order of the Company or Rights Agent.

               (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

               (e) Notwithstanding anything in this Agreement to the contrary, from and after the date upon which any person shall become an Acquiring Person, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either
          (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. No Right Certificate shall be issued pursuant to Section 3 that represents any such Right and no Right Certificate shall be issued at any time upon the transfer of any Rights to or from an Acquiring Person or any Associate or Affiliate thereof or to or from any nominee of such Acquiring Person, Associate or Affiliate. Any Right Certificate delivered to the Rights Agent for such a transfer shall be canceled. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with.

               (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to the exercise of any Rights unless the registered holder thereof shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Rights Agent or the Company shall reasonably request.

               Section 8.     Cancellation and Destruction of Right
                              -------------------------------------
          Certificates.  All Right Certificates surrendered for the purpose
          ------------
          of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates in accordance with Rule 17Ad-7 under the Exchange Act, and in such case shall deliver a certificate of destruction thereof to the Company.

               Section 9.     Reservation and Availability of Preference
                              ------------------------------------------
          Stock.  The Company covenants and agrees that it will cause to be
          -----
          reserved and kept available out of its authorized and unissued shares of Preference Stock or any shares of Preference Stock held in its treasury the number of shares of Preference Stock that will be sufficient to permit the exercise in full of all outstanding Rights.

               The Company shall use its best efforts, as soon as practicable following the Shares Acquisition Date, to obtain such regulatory approvals and take such other action as may be required for it to issue and/or sell securities purchasable upon the exercise of the Right.

               Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable pursuant to Section 7 or pursuant to the provisions contemplated by Section 11(a)(ii) hereof (a) unless and until any regulatory approvals required for the issuance and/or sale of securities upon such exercise have been obtained, (b) in any jurisdiction if any requisite filings under any applicable securities law shall not have been made or become effective in such jurisdiction or (c) if the exercise thereof, or the issuance and/or sale of the securities to be purchased upon such exercise shall not be permitted under any applicable law or administrative or judicial regulation or order.

               The Company covenants and agrees that it will take all such action as may be necessary to ensure that all securities delivered upon exercise of Rights shall be duly and validly authorized and issued and, if equity securities, fully paid and nonassessable.

               The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any securities upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for securities in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for transfer or exercise or to issue or to deliver any certificates or depositary receipts for securities upon the exercise of any Rights until any such tax shall have been paid by the holder of such Right Certificate or until it has been established to the Company's satisfaction that no such tax is due.

               Section 10.    Preference Stock Issuance Date.  Each person
                              ------------------------------
          in whose name any certificate for shares of Preference Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preference Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made (or if such day is not a Business Day, the next succeeding Business
          Day).

               Section 11.    Adjustment of Purchase Price, Amount and Type
                              ---------------------------------------------
          of Securities or Number of Rights.  The Purchase Price, the
          ---------------------------------
          amount and type of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

               (a) (i) In the event the Company shall at any time after the date of this Agreement and prior to the Shares Acquisition Date
          (A) declare a dividend on the Preference Stock payable in shares of Preference Stock, (B) subdivide the outstanding Preference Stock, (C) combine the outstanding shares of Preference Stock into a smaller number of shares of Preference Stock or (D) issue any shares of its capital stock in a reclassification of the Preference Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preference Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

               (ii)  Subject to the provisions of Section 7(e), Section 9,
          Section 14 and Section 20(j) hereof, in the event any Person shall become an Acquiring Person, proper provision shall be made so that each holder of a Right, except as provided below, shall thereafter have a right to receive, upon exercise thereof at a price equal to the Exercise Price, (A) that number of shares of Common Stock of the Company having an aggregate Current Per Share

          Market Price on the Shares Acquisition Date equal to twice the Exercise Price or (B), at the election of the Company, that number of one one-hundredths of a share of Preference Stock equal to the number of shares of Common Stock determined in accordance with clause (A).

               (iii) In the event that (x) there shall not be sufficient shares of Common Stock of the Company and/or Preference Stock or a combination thereof, issued but not outstanding or authorized but unissued, or there shall not have been received any regulatory approval required, to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), or
          (y) the issuance of Common Stock of the Company and/or Preference Stock upon such exercise shall not then be permitted under the Company's Restated Articles of Incorporation or any applicable law or administrative or judicial regulation or order, the Company may, at its option, with respect to some of or all of the Rights (as hereinafter provided), make adequate provision to substitute, upon exercise of each such Right but subject to
          Section 9 hereof, (1) cash, (2) a reduction in the Purchase Price, (3) equity securities of the Company and/or its Subsidiaries, (4) debt securities of the Company and/or its Subsidiaries, (5) other assets or securities, or (6) any combination of the foregoing, having an aggregate value equal to the aggregate Current Per Share Market Price on the Shares Acquisition Date of the securities for which each such Right would otherwise be exercisable pursuant to Section 11(a)(ii) hereof (such aggregate value to be determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company, which determination shall be described in a statement filed with the Rights Agent). To the extent that the Board of Directors of the Company determines that some action need be taken pursuant to the first sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights (or to Rights pro-rata or such other reasonable method of allocation as shall be determined by the Board of Directors of the Company, to the extent that such action applies to less than all the Rights), and (y) may suspend the exercisability of the Rights in order to seek any authorization of additional shares, to take any action to obtain any required regulatory approval, to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof and/or to take any other action deemed by the Company to be legally required in order to effect such distribution. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.

               (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of shares of Preference Stock prior to the Shares Acquisition Date entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase shares of Preference Stock (or shares having the same rights, privileges and preferences as the shares of Preference Stock ("equivalent preference shares")) or securities convertible into shares of Preference Stock or equivalent preference shares at a price per share of Preference Stock or equivalent preference share (or having a conversion price per share, if a security convertible into shares of Preference Stock or equivalent preference shares) less than the then Current Per Share Market Price of the Preference Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preference Stock outstanding on such record date plus the number of shares of Preference Stock which the aggregate offering price of the total number of shares of Preference Stock and/or equivalent preference shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Per Share Market Price and the denominator of which shall be the number of shares of Preference Stock outstanding on such record date plus the number of additional shares of Preference Stock and/or equivalent preference shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). Shares of Preference Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

               (c) In case the Company shall fix a record date for the making of a distribution to all holders of shares of the Preference Stock prior to the Shares Acquisition Date (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in shares of Preference Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then Current Per Share Market Price of the Preference Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preference Stock and the denominator of which shall be such Current Per Share Market Price of a share of Preference Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

               (d) (i) For the purpose of any computation hereunder, the "Current Per Share Market Price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the Current Per Share Market Price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Per Share Market Price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

               (ii) For the purpose of any computation hereunder, the Current Per Share Market Price of shares of the Preference Stock on any date shall be determined in accordance with the method set forth in Section 11(d)(i). If shares of the Preference Stock are not publicly traded, the Current Per Share Market Price of shares of the Preference Stock shall be conclusively deemed to be the Current Per Share Market Price of the shares of Common Stock of the Company as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend, reclassification or similar transaction occurring after the Distribution Date), multiplied by one hundred. If neither the Common Stock nor the Preference Stock are publicly held or so listed or traded, Current Per Share Market Price shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

               (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-millionth of a share of Preference Stock or one ten-thousandth of any other share or security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

               (f)  If as a result of an adjustment made pursuant to
          Section 11(a) or Section 13, the holder of any Right thereafter exercised shall become entitled to receive any securities or assets other than share of Preference Stock, the provisions of this Agreement with respect to the Preference Stock shall apply as appropriate to any such other securities or assets in order to fully realize the benefits intended to be conferred by Section 11(a) and/or Section 13 hereof.

               (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a share of Preference Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

               (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and
          (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Preference Stock (calculated to the nearest one one-millionth of a share of Preference Stock) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

               (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a share of Preference Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preference Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights

          (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed, subject to the provisions of Section 7(e) hereof, to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.
          Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

               (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a share of Preference Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a share of Preference Stock which were expressed in the initial Right Certificates issued hereunder.

               (k) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preference Stock and other securities, if any, issuable upon such exercise over and above the Preference Stock and other securities, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such securities upon the occurrence of the event requiring such adjustment.

               (l) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preference Stock, issuance wholly for cash of any shares of Preference Stock at less than the current market price, issuance wholly for cash of shares of Preference Stock or securities which by their terms are convertible into or exchangeable for shares of Preference Stock, dividends on shares of Preference Stock payable in Preference Stock or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preference Stock shall not be taxable to such shareholders.

               (m) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall
          (i) declare or pay any dividend on its shares of Common Stock payable in Common Stock or (ii) effect a subdivision, combination or consolidation of its Common Stock (by reclassification or otherwise than by payment of dividends in its Common Stock) into a greater or lesser number of shares of Common Stock of the Company, then in any such case (i) the Purchase Price in effect after such event upon proper exercise of each Right shall be determined by multiplying the Purchase Price in effect immediately prior to such event by a fraction, the numerator of which is the number of such shares of Common Stock outstanding immediately before such event and the denominator of which is the number of such shares of Common Stock outstanding immediately after such event, and (ii) each share of Common Stock of the Company outstanding immediately after such event shall have issued with respect to it that number of Rights which each share of Common Stock outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this
          Section 11(m) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

               (n) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken, it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

               Section 12.    Certificate of Adjusted Purchase Price or
                              -----------------------------------------
          Number of Shares.  Whenever an adjustment is made as provided in
          ----------------
          Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Stock of the Company or the Preference Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.

               Section 13.    Consolidation, Merger or Sale or Transfer of
                              --------------------------------------------
          Assets or Earning Power or Certain Other Transactions.  In the
          -----------------------------------------------------
          event that, following the Shares Acquisition Date, directly or indirectly, (a) the Company shall consolidate with, or merge with and into, any other Person, (other than a subsidiary of the Company in a transaction which complies with Section 11(n) hereof), (b) any Person (other than a subsidiary of the Company in a transaction which complies with Section 11(n) hereof) shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of Common Stock of the Company shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person, or to two or more Persons which are affiliated or otherwise acting in concert, other than the Company or one or more of its wholly-owned Subsidiaries (other than a subsidiary of the Company in a transaction which complies with Section 11(n) hereof), (d) any Acquiring Person, or an Affiliate or Associate thereof (other than the Company or its Subsidiaries), shall (i) obtain from the Company or its Subsidiaries, with or without consideration, over any period of 12 consecutive calendar months, any additional shares of any class of capital stock of the Company or any of its Subsidiaries equal in the aggregate to more than 1% of the outstanding shares of such class, or securities exercisable or exchangeable for or convertible into more than 1% of the outstanding shares of any class of capital stock of the Company or any of its Subsidiaries (in each case other than as part of a pro rata distribution to all holders of such stock or pursuant to the exercise of rights or warrants, or the conversion or exchange of securities, issued pro rata in such a distribution), (ii) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, to, from, or with, as the case may be, the Company or any of its Subsidiaries, over any period of 12 consecutive calendar months, assets (x) having an aggregate fair market value of more than 10% of the assets, on a consolidated basis, of the Company, or (y) on terms and conditions less favorable to the Company than the Company would be able to obtain through arm's-length negotiations with an unaffiliated third party, (iii) receive any compensation for services from the Company or any of its Subsidiaries, other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, or (iv) receive the benefit, directly or indirectly (except proportionately as a shareholder), over any period of 12 consecutive calendar months, of any loans, advances, guarantees, pledges, insurance, reinsurance or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries involving an aggregate principal amount in excess of $15,000,000 or an aggregate cost or transfer of benefits from the Company or any of its Subsidiaries in excess of $15,000,000 or, in any case, on terms and conditions less favorable to the Company than the Company would be able to obtain through arm's-length negotiations with an unaffiliated third party, or
          (e) as a result of any reclassification of securities (including any reverse stock split), or recapitalization, of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions (whether or not with or into or otherwise involving an Acquiring Person), the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any of its Subsidiaries which is directly or indirectly owned by any Acquiring Person, or an Affiliate or Associate thereof, is increased by more than 1%, then, and in each such case, proper provision shall be made so that (i) each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at a price equal to the Exercise Price, that number of shares of Common Stock of such other Person (including the Company as successor thereto or as the surviving corporation) having an aggregate Current Per Share Market Price on the date of consummation of such transaction equal to twice the Exercise Price, (ii) the issuer of such shares of Common Stock shall thereafter be liable for, and shall assume, by virtue of such transaction, all the obligations and duties of the Company pursuant to this Agreement, (iii) the term "Company" shall thereafter be deemed to refer to such issuer, and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its shares of Common Stock in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of Common Stock thereafter deliverable upon the exercise of the Rights. The Company shall not enter into or permit to occur any such transaction unless prior thereto (a) the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing and (b) the issuance of shares of Common Stock of such issuer upon exercise of Rights (as they shall have been modified pursuant to the immediately preceding sentence) shall have been approved, to the extent required, by all regulatory authorities having jurisdiction over such issuance, and all other actions necessary in order to permit in full, upon exercise of Rights the issuance of such shares of Common Stock (including, without limitation, the reservation of sufficient such shares of Common Stock to enable all outstanding Rights to be exercised in full) shall have been completed. The Company shall not enter into or permit to occur any transaction of the kind referred to in this
          Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which would eliminate or materially diminish the benefits intended to be afforded by the Rights, including the benefits intended to be conferred by this Section 13 upon consummation of such transaction. The provisions of this
          Section 13 shall similarly apply to successive mergers, consolidations, sales and other transactions referred to in this
          Section 13.

               Section 14.    Fractional Rights and Fractional Shares.  (a)
                              ---------------------------------------
          The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the

          Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

               (b) The Company shall not be required to issue fractions of a share of Preference Stock (other than fractions which are integral multiples of one one-hundredths of a share of Preference Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preference Stock (other than fractions which are integral multiples of one one-hundredths of a share of Preference Stock). Fractions of a share of Preference Stock in integral multiples of one one-hundredths of a share of Preference Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary agent selected by it (the "Depositary Agent"), provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preference Stock represented by such depositary receipts. In lieu of fractional shares of Preference Stock that are not integral multiples of one-hundredths of a share of Preference Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Preference Stock. For purposes of this Section 14(b), the current market value of a share of Preference Stock shall be the closing price of a share of Preference Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

               (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional securities upon exercise of a Right (except as provided above).

               Section 15.    Rights of Action.  All rights of action in
                              ----------------
          respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates; and any registered holder of any Right Certificate, without the consent of the Rights Agent or of the holder of any other Right Certificate, may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right

          Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

               Section 16.    Agreement of Right Holders.  Every holder of
                              --------------------------
          a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

               (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of shares of Common Stock of the Company;

               (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer;

               (c) subject to Sections 6 and 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e), shall be affected by any notice to the contrary; and

               (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company shall use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

               Section 17.    Right Certificate Holder Not Deemed a
                              -------------------------------------
          Shareholder.  No holder, as such, of any Right Certificate shall
          -----------
          be entitled to vote, receive dividends or be deemed for any purpose the holder of a share of Preference Stock or any other securities which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as expressly provided herein), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

               Section 18.    Concerning the Rights Agent.  The Company
                              ---------------------------
          agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

               The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for a share of Preference Stock or Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

               Section 19.    Merger or Consolidation or Change of Name of
                              --------------------------------------------
          Rights Agent.  Any corporation into which the Rights Agent or any
          ------------
          successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
          Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

               In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

               Section 20.    Duties of Rights Agent.  The Rights Agent
                              ----------------------
          undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

               (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

               (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive, the Vice Chairman, the President, any Vice President, the Treasurer, the Secretary, or any Assistant Treasurer or Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

               (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

               (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

               (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11 or 13, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preference Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Common Stock of the Company or Preference Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

               (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

               (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive, the Vice Chairman, the President, any Vice President, the Treasurer, the Secretary, or any Assistant Treasurer or Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

               (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

               (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

               (j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

               Section 21.    Change of Rights Agent.  The Rights Agent or
                              ----------------------
          any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock of the Company or Preference Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock of the Company or Preference Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or the State of New York or the State of Texas (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Texas or the State of New York), in good standing, having an office in the State of Texas or the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million, or (b) an affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock of the Company or Preference Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this
          Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

               Section 22.    Issuance of New Right Certificates.
                              ----------------------------------
          Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock of the Company following the Distribution Date and prior to the Redemption Date or the Final Expiration Date, the Company shall, with respect to shares of Common Stock of the Company so issued or sold pursuant to the exercise of stock options outstanding prior to the Distribution Date, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and outstanding prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

               Section 23.    Redemption or Exchange.  (a)  The Rights may
                              ----------------------
          be redeemed or exchanged by action of the Board of Directors pursuant to this Section 23 and shall not be redeemed in any other manner.

               (b) The Board of Directors of the Company may, at its option, at any time prior to the close of business on the tenth Business Day after the Shares Acquisition Date (or, if the Shares Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth Business Day after the Record
          Date), elect to redeem all but not less than all the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). In the event that the aggregate redemption price payable to any holder of Rights for all Rights held by such holder shall not be evenly divisible by $.01, the fraction of one cent otherwise payable to such holder shall be increased to one cent.

               (c) The Board of Directors of the Company may, at its option but subject to receipt of any required regulatory approvals, at any time after the Shares Acquisition Date and prior to such time an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock of the Company, elect to exchange all but not less than all the then outstanding Rights (other than Rights that have become void pursuant to the provisions of Section 7(e) hereof) for (i) shares of Common Stock of the Company at an exchange ratio of one share of Common Stock of the Company per Right, appropriately adjusted in order to protect the interests of holders of Rights generally in the event that after the Distribution Date any issuance or distribution of securities, cash or assets in respect of, in lieu of or in exchange for a share of Common Stock of the Company and/or Preferred Stock (whether by dividend, in a reclassification or recapitalization, or otherwise, including any such transaction involving a merger or consolidation), shall have occurred; provided, however, that in the event that insufficient shares of Common Stock of the Company are authorized but unissued, or otherwise available for issuance, to permit in full the exchange provided hereby, then each Right shall be exchanged for (x) that fraction of a share of Common Stock of the Company, the numerator of which shall be the total number of shares of Common Stock of the Company authorized but unissued or otherwise available for issuance and the denominator of which shall be the aggregate number of such shares of Common Stock of the Company which would have been issued pursuant to this subparagraph (c)(i) had such shares of Common Stock been available for issuance, plus
          (y) that fraction of a share of Preference Stock, also appropriately adjusted as provided herein, the numerator of which shall be one minus the fraction of a share of Common Stock of the Company to be so issued and the denominator of which shall be 100, or (ii) cash, debt or equity securities of the Company and/or a Subsidiary thereof or other assets or any combination of the foregoing having an aggregate value (when paid) equal to the Current Per Share Market Price of one share of Common Stock of the Company at the Shares Acquisition Date.

               (d) Immediately upon the action of the Board of Directors of the Company electing to redeem or exchange the Rights pursuant to subsection (b) or (c) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price or the securities or assets referred to in subsection (c), as the case may be. Within 10 days after such action of the Board of Directors electing to redeem or exchange the Rights pursuant to subsection
          (b) or (c), the Company shall give notice thereof to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption or exchange will state the method by which the payment of the Redemption Price or the exchange will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23, other than in connection with the acquisition or purchase of shares of Common Stock of the Company prior to the Distribution Date.

               Section 24.    Notice of Certain Events.  (a) In case the
                              ------------------------
          Company shall propose (i) to pay any dividend payable in stock of any class to the holders of shares of its Preference Stock or to make any other distribution to the holders of shares of its Preference Stock (other than a regular quarterly cash dividend),
          (ii) to offer to the holders of shares of its Preference Stock rights or warrants to subscribe for or to purchase any additional shares of Preference Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preference Stock (other than a reclassification involving only the subdivision of outstanding shares of Preference Stock), (iv) to effect any transaction set forth in Section 13 hereof, (v) to affect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Stock of the Company payable in shares of Common Stock of the Company or to effect a subdivision, combination or consolidation of the Common Stock of the Company (by reclassification or otherwise than by payment of dividends in shares of Common Stock of the Company), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transaction, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Stock of the Company and/or Preference Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of shares of the Preference Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of shares of the Common Stock of the Company and/or Preference Stock, whichever shall be the earlier.

               (b) In case the Shares Acquisition Date shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of the occurrence of such event, which notice shall describe the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

               Section 25.    Notices.  Notices or demands authorized by
                              -------
          this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                               TEXAS UTILITIES COMPANY
                                     Energy Plaza
                                  1601 Bryan Street
                                 Dallas, Texas 75201
                                Attention:  Secretary

          Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                                 THE BANK OF NEW YORK
                             101 Barclay Street, 12 West
                               New York, New York 10286
                                 Attention: J. Dimino

          Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

               Section 26.    Supplements and Amendments.  The Company, by
                              --------------------------
          action of its Board of Directors, and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Rights in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to make all determinations deemed necessary or advisable for the administration of this Agreement, including, but not limited to, (A) a determination to redeem or not to redeem the Rights and (B) a determination to shorten or lengthen any time period hereunder (including, in particular, one or more extensions of the Distribution Date), (iv) prior to the Distribution Date, to amend the terms of the Preference Stock to provide any additional voting rights authorized by the Company's Restated Articles of Incorporation, and, to the extent permissible, provide that the shares of Preference Stock shall have 100 votes per share, subject to adjustment to appropriately reflect the voting rights of such shares in relation to the Common Stock, or (v) to make any other provisions in regard to matters or questions arising hereunder which the Company and the Rights Agent may deem necessary or desirable and which shall be consistent with, and for the purpose of fulfilling, the objectives of the Board of Directors in adopting this Agreement; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner (including, but not limited to, any amendment pursuant to clause (iii) of this sentence lengthening any time period hereunder after the Distribution Date) which would adversely affect the interests of the holders of exercisable Rights. All amendments, supplements or other actions made or taken pursuant to this Section 26 (including, for purposes of clause (y) of this sentence, all omissions with respect to the foregoing) that are done by the Board of Directors of the Company in good faith (x) will be final, conclusive and binding upon the Company, the Rights Agent and the holders of the Rights, and (y) will not subject the Board of Directors of the Company to any liability to holders of the Rights. Upon the delivery of a certificate from an officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of the Rights shall be deemed to be coincident with the interests of the holders of the Common Stock.

               Section 27.    Successors.  All the covenants and provisions
                              ----------
          of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

               Section 28.    Benefits of this Agreement.  Nothing in this
                              --------------------------
          Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the shares of Common Stock of the Company) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the shares of Common Stock of the Company).

               Section 29.    Severability.  If any term, provision,
                              ------------
          covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               Section 30.    Governing Law.  This Agreement and each Right
                              -------------
          Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State except for Sections 18, 19, 20 and 21 hereof which shall be governed by and construed in accordance with the laws of the State of New York.

               Section 31.    Counterparts.  This Agreement may be executed
                              ------------
          in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

               Section 32.    Descriptive Headings.  Descriptive headings
                              --------------------
          of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                         TEXAS UTILITIES COMPANY



                                         By: /s/ Peter B. Tinkham
                                            -----------------------------
                                         Name: Peter B. Tinkham
                                         Title: Secretary and Asst. Treasurer


                                         THE BANK OF NEW YORK


                                         By: /s/James Dimino
                                            -----------------------------
                                         Name: James Dimino
                                         Title: Assistant Vice President

                                                                EXHIBIT A

                           FORM OF STATEMENT OF RESOLUTION
                                     ESTABLISHING
                              SERIES A PREFERENCE STOCK
                                          OF
                               TEXAS UTILITIES COMPANY


          To the Secretary of State
               of the State of Texas

                    Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, the undersigned corporation submits the following statement for the purpose of establishing and designating the Series A Preference Stock, par value $25 per share, and fixing and determining the relative rights and preferences thereof:

               1. The name of the corporation is Texas Utilities Company (the "Company").

               2. The following resolution, establishing and designating the Series A Preference Stock, par value $25 per share, and fixing and determining the relative rights and preferences thereof, was duly adopted by the Board of Directors of the Company on February 19, 1999, and was thereby duly adopted by all necessary action on the part of the Company:

                    RESOLVED that 10,000,000 shares of the authorized stock
               classified as Serial Preference Stock as provided in Division A of Article VI of the Restated Articles of Incorporation of the Company, shall constitute the first series of Serial Preference Stock, par value $25 per share, and is designated as Series A Preference Stock, which series shall have, in addition to the general terms and characteristics of all the authorized shares of Serial Preference Stock of the Company, the following distinctive terms and characteristics:

                    (a) The Series A Preference Stock shall have an annual
               rate of dividends per share equal to the greater of (i) $1 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all dividends or other distributions, other than a dividend or distribution payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of such share or fraction thereof. In the event the Company shall at any time after the Distribution Date (as defined in the Rights Agreement dated as of February 19, 1999, between the Company and the Rights Agent named therein) declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then, in each such case, the amount to which holders of shares of the Series A Preference Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event. Dividends shall be cumulative payable quarterly on the first day of January, April, July and October in each year or otherwise as the Board of Directors of the Company may determine (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing with respect to each share or fraction thereof on the first Quarterly Dividend Payment Date after the original issuance thereof, in the amount per share set forth above (rounded to the nearest cent).

                    Dividends shall accrue on each outstanding share of the
               Series A Preference Stock or fraction thereof from the date of original issue of such share or fraction thereof, unless such date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders entitled to receive a quarterly dividend and before the Quarterly Dividend Payment Date therefor, in either of which events such dividends shall accrue from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of the Series A Preference Stock or fraction thereof in an amount less than the total amount of such dividends at the time accrued and payable on such shares or fraction thereof shall be allocated pro rata on a share-by-share basis among all such shares or fraction thereof at the time outstanding.
               The Board of Directors may fix a record date for the determination of holders of shares of the Series A Preference Stock entitled to receive payment of a dividend or distribution declared thereon.

                    (c) The outstanding shares of Series A Preference Stock may be redeemed, at the option of the Board of Directors, in whole or in part, at any time, or from time to time, at a cash price per share equal to (i) 100% of the product of the Adjustment Number (as such term is hereinafter defined) times the Average Market Value (as such term is hereinafter defined) of the Common Stock, plus (ii) all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid or declared and a sum sufficient for the payment thereof set apart, without interest. The "Adjustment Number" is 100, provided, however, that in the event the Company shall at any time after the Distribution Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. The "Average Market Value" is the average of the closing sale prices of a share of the Common Stock during the 30-day period immediately preceding the date before the redemption date on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the closing sale prices with respect to a share of Common Stock during such 30-day period, as quoted on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value of a share of the Common Stock, as determined by the Board of Directors in good faith.

                    (d) The amount payable upon shares of the Series A Preference Stock, in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company shall be the greater of (i) $100 per share or (ii) subject to the provision for adjustment set forth in (2), above, 100 times the aggregate amount to be distributed per share to the holders of the shares of Common Stock, plus, in either case an amount equal to accrued and unpaid dividends to the date of payment. In the event the Company shall at any time after the Distribution Date declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then, in each such case, the aggregate amount to which holders of shares of the Series A Preference Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence, shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such event.

                    (e) There is no sinking fund for the redemption or purchase of shares of the Series A Preference Stock.

                    (f) Shares of the Series A Preference Stock are not, by their terms, convertible or exchangeable.

                                             TEXAS UTILITIES COMPANY

                                             _____________________________
                                             By:
          Dated:                             Title:

                                                                EXHIBIT B

                              Form of Right Certificate


          Certificate No. R-                                   _____ Rights


               NOT EXERCISABLE AFTER FEBRUARY 28, 2009, OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION OR EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY TRANSFEREE OF SUCH RIGHTS SHALL BECOME NULL AND VOID.


                                  Right Certificate
                                  -----------------


               This certifies that ____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of February 19, 1999 (as amended from time to time, the "Rights Agreement"), between Texas Utilities Company, a Texas corporation (the "Company"), and The Bank of New York (the "Rights Agent"), to purchase, subject to any required regulatory approval, from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York City time, on February 28, 2009 (subject to earlier redemption or exchange of the Rights by the Company, as set forth in the Rights Agreement), at the shareholders services office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid nonassessable share of Series A Preference Stock, par value $25 per share, (the "Preference Stock"), of the Company, at a purchase price of $150 per one one-hundredth of a share of Preference Stock (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a share of Preference Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of [___________, ___], based on the shares of Preference Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number or amount of securities or other assets which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

               This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

               This Right Certificate, with or without other Right Certificates, upon surrender at either the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preference Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

               Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed or exchanged by the Company.

               No fractional securities will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of such security, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

               No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of the Preference Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

               This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

               WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

          Dated as of [______________, 19___].


          ATTEST:                       TEXAS UTILITIES COMPANY


          _______________________            By: ________________________


          Countersigned:


          By: ______________________
               Authorized Signature

                      Form of Reverse Side of Right Certificate

                                  FORM OF ASSIGNMENT

                          (To be executed by the registered
                           holder if such holder desires to
                           transfer the Right Certificate.)


               FOR VALUE RECEIVED ______________________________ hereby
          sells, assigns and transfers unto __________________________ - (Please print name and address of transferee) - this Right Certificate, together with all right, title and interest therein,and does hereby irrevocably constitute and appoint ________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


          Dated:_____________________, 19___



                                            --------------------------------
                                                       Signature


          Signature Guaranteed:

               Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                     Certificate
                                     -----------

               The undersigned hereby certifies, for the benefit of the Company and other holders of Rights, by checking the appropriate boxes, that:

               (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

               (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

          Dated:  _____________, 19___     _______________________________
                                                       Signature


          Signature Guaranteed:

               Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                             FORM OF ELECTION TO PURCHASE
                             ----------------------------

                         (To be executed if holder desires to
                           exercise the Right Certificate.)

          To:

               The undersigned hereby irrevocably elects to exercise __________________ Rights represented by this Right Certificate to purchase shares of the Preference Stock issuable upon the exercise of such Rights and requests that certificates for such shares of Preference Stock be issued in the name of:

          Please insert social security or other identifying number

          -------------------------------------------------------------------

          (Please print name and address)

          -------------------------------------------------------------------

          If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

          Please insert social security or other identifying number

          -------------------------------------------------------------------

          (Please print name and address)

          -------------------------------------------------------------------


          Dated:  _____________, 19___


                                               ----------------------------
                                                       Signature


          Signature Guaranteed:

               Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                     Certificate
                                     -----------

               The undersigned hereby certifies, for the benefit of the Company and other holders of Rights, by checking the appropriate boxes, that:

               (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

               (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


          Dated:  ____________, 19___
                                              ----------------------------
                                                       Signature


          Signature Guaranteed:

               Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                        NOTICE
                                        ------


               The signature in the foregoing Forms of Assignment and Election to Purchase and Certificate must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                Exhibit C
                                                                ---------

                        FORM OF SUMMARY OF RIGHTS TO PURCHASE
                              SERIES A PREFERENCE STOCK


               On February 19, 1999, the Board of Directors of Texas Utilities Company (the "Company") authorized, and declared, a dividend distribution of one Right for each outstanding share of common stock, without par value, of the Company (the "Common Stock") to shareholders of record at the close of business on March 1, 1999. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Preference Stock, par value $25 per share, of the Company (the "Series A Preference Stock"), at a Purchase Price of $150 per one-hundredth of a share of Series A Preference Stock (the "Exercise Price"), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement (the "Rights Agreement"), dated as of February 19, 1999, between the Company and The Bank of New York, as Rights Agent.

               Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) ten days following public announcement that a person or group of affiliated or associated persons, with such exceptions as are set forth in the Rights Agreement (an "Acquiring Person"), has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Shares Acquisition Date") or (ii) ten Business Days (or such later date as the Board of Directors may determine) following the commencement of, or first public announcement of the intent of a person or group to commence, a tender offer or exchange offer that would result in a person or group (with such exceptions as are set forth in the Rights Agreement) beneficially owning 15% or more of such outstanding shares of Common Stock. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after March 1, 1999 will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

               The Rights are not exercisable until the Distribution Date and, under the circumstances summarized in the second succeeding paragraph, until the Rights are no longer redeemable. The Rights will expire at the close of business on February 28, 2009, unless earlier redeemed or exchanged by the Company as described below.

               As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock outstanding prior to the

          Distribution Date will be issued with Rights.

               In the event that an Acquiring Person becomes the beneficial owner of 15% or more of the then outstanding shares of Common Stock, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or Series A Preference Stock or other securities of the Company), having a value equal to two times the Exercise Price of the Right. The Exercise Price is the Purchase Price times the number of shares of Common Stock associated with each Right (initially, one). Notwithstanding any of the foregoing, following the occurrence of an event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of an event set forth in this paragraph until such time as the Rights are no longer redeemable by the Company as set forth below.

               In the event that, following the Shares Acquisition Date, directly or indirectly, (i) the Company is acquired in a merger or consolidation in which the Company is not the surviving corporation, (ii) the Company engages in a merger or consolidation in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged, or (iii) more than 50% of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise of the Right, Common Stock of the acquiring company having a value equal to two times the Exercise Price of the Right.

               The Exercise Price payable, and the number of shares (or fractions thereof) of Series A Preference Stock or other securities or property issuable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preference Stock, (ii) if holders of the Series A Preference Stock are granted certain rights or warrants to subscribe for Series A Preference Stock or securities convertible into Series A Preference Stock at less than the current market price of the Series A Preference Stock, or (iii) upon the distribution to holders of the Series A Preference Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

               The number of outstanding Rights and the Exercise Price are also subject to adjustment if, prior to the Distribution Date, there is a dividend on the Common Stock payable in shares of Common Stock or a subdivision, combination or consolidation of the Common Stock.

               With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments amount to a least 1% of the Purchase Price. No fractional shares of Series A

          Preference Stock will be issued other than in integral multiples of one-one hundredth of a share and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Preference Stock on the last trading date prior to the date of exercise.

               At any time until ten Business Days following the Shares Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.001 redemption price.

               At any time after a person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or its affiliates and associates, which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a share of Series A Preference Stock (or of a share of a series of the Company's preference stock having equivalent preferences, limitations and relative rights) per Right (subject to adjustment).

               Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights should not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company as set forth above or in the event that the Rights are redeemed.

               Any of the provisions of the Rights Agreement may be amended, without the approval of the holders of any Rights, by the Board of Directors and the Rights Agent prior to any Person becoming an Acquiring Person. After a Person has become an Acquiring Person, the provisions of the Rights Agreement may not be amended in any manner which would adversely affect the interests of holders of exercisable Rights. Prior to the Distribution Date, the Company may, by action of its Board of Directors, amend the terms of the Preference Stock to provide any additional voting rights authorized by the Company's Restated Articles of Incorporation and to the extent permissible shall provide that the shares of Preference Stock shall have 100 votes per share, subject to adjustment to appropriately reflect the voting rights of such shares in relation to the Common Stock.

               A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This

          Summary Description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.